EXHIBIT 2

                                    AGREEMENT

               The undersigned hereby agree that notwithstanding anything in any prior agreement to the contrary, American Industrial Properties REIT (the "Trust") shall nominate for election or re-election as Trust Manager at each annual meeting of shareholders one nominee of Morgan Stanley Asset Management Inc. and one nominee of ABKB/LaSalle Securities Limited Partnership, as agent for and for the benefit of particular clients ("ABKB"). The Trust shall have no further obligation to nominate MSAM's and ABKB's nominee, as applicable, at the time MSAM's or ABKB's holdings, as applicable, of the Trust's common shares of beneficial interest ("Shares") fall below 5% of the Trust's issued and outstanding Shares. Upon determining that a party has fallen below the threshold, the Trust may require such party's nominee to immediately resign or the Trust may require that the nominee not seek election at the next annual meeting of shareholders.

              This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          This Agreement may be executed in counterparts.

Dated:  January 29, 1998

AMERICAN INDUSTRIAL PROPERTIES               LASALLE ADVISORS LIMITED
REIT                                         PARTNERSHIP,
                                             as Agent for and for the benefit of
                                             a particular client

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USAA REAL ESTATE COMPANY                     MS REAL ESTATE SPECIAL
                                             SITUATIONS, INC.


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ABKB/LASALLE SECURITIES LIMITED              MORGAN STANLEY ASSET MANAGEMENT
PARTNERSHIP, as Agent for and for the        INC., as Agent and Attorney-in-fact
benefit of particular clients                for certain designated clients


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